[Conformed Copy]

                                 AMENDMENT NO. 1

                                   dated as of

                                February 17, 1982

                       (effective as of February 23, 1982)

                                       TO

                                Deposit Agreement

                            Dated as of July 9, 1963
                             as Amended and Restated
                               as of March 6, 1981

            AMENDMENT dated as of February 17, 1982 to Deposit Agreement dated as of July 9, 1963 as amended and restated as of March 6, 1981 (herein called the Deposit Agreement) among Hitachi, Ltd. (Kabushiki Kaisha Hitachi Seisakusho), incorporated under the laws of Japan (herein called the Company), Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America (herein called the Depositary), and all holders from time to time of American Depositary Receipts hereunder.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms thereof, the Company desires to amend the Deposit Agreement and the text of the American Depositary Receipts issued thereunder, all as hereinafter set forth.

            NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

                                       I

            The Deposit Agreement is hereby amended as follows:

            1.1. Section 1.08 is hereby amended in its entirety to read as follows:

            "Section 1.08. The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interest in the Deposited Securities represented thereby. Each American Depositary Share shall represent 10 shares of Stock and any and all other Deposited Securities received by the Depositary and at the time held under this Deposit Agreement in respect to such shares."

            1.2. Section 1.17 is hereby amended in its entirety to read as follows:

            "Section 1.17. The term "Old Receipts" shall mean the American Depositary Receipts evidencing depositary shares, each representing 20, 40 or 80 shares of Stock, as the case may be, issued before February 23, 1982.

            1.3. A new Section 1.20 shall be added after Section 1.19 as follows:

            "Section 1.20. The term "Unit" shall mean 1000 shares of Stock or, if the Articles of Incorporation of Hitachi provide for any other number of shares of Stock as a unit of shares, such other number of shares of Stock (as such Articles of Incorporation may be amended from time to time).

            1.4. Section 2.05 is hereby amended to read in its entirety as follows:

            "Section 2.05. "Surrender of Receipts and Withdrawal of Deposited Securities". Upon surrender at the Corporate Trust office of the Depositary or at such other offices, if any, as it may designate, of a Receipt or Receipts for the purpose of withdrawal of the Stock and other Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the holder of such Receipt or Receipts shall be entitled to delivery, to him or upon his order, of the amount of Stock and any other Deposited Securities at the time represented by the deliverable portion of such Receipt or Receipts (as defined in Section 2.06 (c)). Delivery of such Stock and other Deposited Securities may be made by the delivery of certificates registered in the name of such holder or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt or Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the holder thereof shall execute and deliver to the Depositary a written order directing the Depository to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the designated office of the Custodian in Tokyo, Japan, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the

      Depositary as above provided, the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, except that the Depositary may make delivery to such person or persons at the Corporate Trust office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the deliverable portion of such Receipt or Receipts, or of any proceeds of sale of any dividends, distribution or rights, which may at the time be held by the Depositary. Such direction shall be given by letter or, at the risk and expense of the holder, by cable, telex or facsimile transmission.

            At the request and risk and expense of any holder so surrendering a Receipt or Receipts, and for the account of such holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts to the Depositary for delivery at the Corporate Trust office of the Depositary. Such direction shall be given by letter or, at the request and risk and expense of such holder, by cable, telex or facsimile transmission."

            1.5. Section 2.06 is hereby amended to provide that the first paragraph thereof be designated as subsection (a) thereof, that the second paragraph be designated as subsection (b) thereof, and to add a new subsection
(c) after subsection (b) as follows:

            "(c) On and after October 1, 1982, upon surrender of a Receipt or Receipts by a holder to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of shares of Stock represented by the entire amount of the American Depositary Shares evidenced by the Receipt or Receipts surrendered by the same holder at the same time. The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of American Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such holder."

            1.6. A new Section 5.12 shall be added after Section 5.11 as follows:

            "Section 5.12. Change in Unit. Hitachi agrees that it shall give notice to record holders of Receipts of any amendment to its Articles of Incorporation changing the number of shares of Stock previously designated as a Unit, at least three months prior to the effectiveness of such amendment. Notwithstanding the foregoing, however, if the number of shares of Stock proposed to be designated as a Unit pursuant to an amendment to Hitachi's Articles of Incorporation is a number evenly divisible into the number of shares of Stock then designated as a Unit, Hitachi shall give notice to record holders of Receipts of such amendment at least two weeks prior to the effectiveness of such amendment."

            1.7. The parenthetical sentence following the phrase ". . . . . .
American Depositary Shares" above paragraph (1) on Exhibit A (the text of the American Depositary Receipt) is hereby changed to read as follows:

            "(Each such Share representing 10 shares in registered form of Common Stock each having a par value of 50 yen)"

            1.8. The second sentence in paragraph (1) on Exhibit A (the text of American Depositary Receipt) is hereby amended to read as follows:

            "Each such American Depositary Share represents 10 shares of Stock and any and all other securities, property and cash received by the Depositary or the Custodian in respect of such Stock and held under the Deposit Agreement (herein collectively called the Deposited Securities)."

            1.9. The reference to the Deposit Agreement in the first sentence of paragraph (2) on Exhibit A (the text of American Depositary Receipt) which presently reads ". . . the Deposit Agreement dated as of July 9, 1963 as amended and restated as of March 6, 1981 (herein called the Deposit Agreement) . . ." be amended to read:

            ". . . the Deposit Agreement dated as of July 9, 1963 as amended and restated as of March 6, 1981 and as further amended as of February 17, 1982 (herein called the Deposit Agreement) . . ."

            1.10. The first sentence in paragraph (3) on Exhibit A (the text of American Depositary Receipt) is hereby amended to read as follows:

            "Upon surrender at the Corporate Trust office, such office presently being located at 111 Wall Street, New York, New York 10043, of the Depositary in New York and payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery to him or upon his order of the amount of the Stock and any other Deposited Securities at the time represented by this Receipt, provided, however, that on and after October 1, 1982, upon surrender of a Receipt or Receipts by a holder thereof to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Commercial Code, the Depositary will effect the delivery to such holder of only that portion of Stock (and any other Deposited Securities relating to such Stock) comprising a Unit (as said term shall be defined in accordance with the terms of the Deposit Agreement) or an integral multiple thereof (the "deliverable portion" of such Receipt or Receipts). The Depositary will promptly advise such holder as to the amount of Stock and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such holder a new Receipt evidencing such non-deliverable portion. In addition, the Depositary shall notify such holder of the additional amount of American Depositary Shares which such holder would be required to surrender in order for the Depositary to effect delivery of all the Stock and Deposited Securities represented by the American Depositary Shares of such holder."

            1.11. Each reference in the Deposit Agreement to the "Deposit Agreement", "this Agreement", "herein", "hereunder", or words of similar meaning shall mean and be a reference to the Deposit Agreement as amended by this Amendment and each reference in the Deposit Agreement to an American Depositary Share or Receipt shall be to the American Depositary Shares and Receipts as such terms have been amended by this Agreement.

                                       II

            2.1. As soon as practicable after the execution of this amendment to the Deposit Agreement, the Depositary shall notify the record holders of Old Receipts (i) of the execution of this amendment to the Deposit Agreement, (ii) that the Old Receipts held by them may be exchanged for Receipts issued hereunder, and (iii) such other information as the Depositary may deem appropriate. Upon presentation to the Depositary of any such Old Receipt by or on behalf of the registered holder thereof together with a duly completed transmittal form and such other endorsements or accompanied by proper instruments of transfer as the Depositary may require, the Depositary shall execute and deliver a Receipt representing the same number of shares of Stock as are then represented by such Old Receipt. The Depositary may withhold the distribution of dividends having a record date on or after the date of the mailing of such notice to the holders of Old Receipts until such Old Receipts have been exchanged for Receipts issued hereunder. No fee shall be charged to the holders of Old Receipts for the exchange for Receipts, except that, in all cases involving a change of ownership, any required transfer taxes or other such charges shall be paid by such holders.

                                      III

            3.1. The Deposit Agreement and the form of American Depositary Receipt are hereby ratified and confirmed in all respects and all terms and provisions thereof, except as amended by this Amendment, shall remain in full force and effect.

                                       IV

            4.1. This Agreement shall become effective as of February 23, 1982 when each of the parties shall have received counterparts of this Agreement signed by or on behalf of both of them. Upon the effectiveness of this Agreement, the Deposit Agreement will be automatically amended as set forth herein. On and after February 23, 1982 the rights and obligations of the parties hereto shall be governed by this Agreement; provided, however, that the rights of the parties hereto with respect to the period prior to February 23, 1982 shall continue to be governed by the terms of the Deposit Agreement dated as of July 9, 1963 as Amended and Restated as of March 6, 1981.

            IN WITNESS WHEREOF, HITACHI, LTD. and CITIBANK, N.A. have duly executed this Amendment as of this 17th day of February, 1982.

                                          Hitachi, Ltd.
                                          (Kabushiki Kaisha Hitachi Seisakusho)

                                          By /s/ Katsuaki Suzuki
                                             ----------------------------------
                                             Authorized Signatory

                                          Citibank, N.A.

                                          By /s/ Leslie Lynn
                                             ----------------------------------
                                             Vice President